Contact: Barry Hirsch
                                            Senior Vice President
                                            (212) 545-2920


FOR IMMEDIATE RELEASE
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     NEW YORK, December 4, 1996 -- Loews Corporation (NYSE:LTR) today said it presently intends to redeem on January 15, 1997 all of its outstanding 8-1/4% Debentures Due 2007, at the redemption price of 103.60% of the principal amount thereof, in accordance with the Indenture under which the Debentures were issued. If called for redemption on January 15, 1997, the redemption price would become due and payable and interest on the Debentures would cease to accrue, on that date. The January 15, 1997 interest payment will be made in the usual manner.

     $200,000,000 principal amount of the 8-1/4% Debentures were issued in January 1987, all of which are presently outstanding.

     It is contemplated that Notice of Redemption for the 8-1/4% Debentures, if called as noted, would be mailed on or prior to December 13, 1996, and would be obtainable from The Chase Manhattan Bank, the Indenture Trustee, Institutional Trust Group Window, 1 Chase Manhattan Plaza - Floor 1-B, New York, New York (Mailing Address:
Corporate Bond Redemptions, 4 Chase MetroTech Center, Third Floor, P.O. Box 2020, Brooklyn, New York 11245).